UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2024

NEW YORK COMMUNITY BANCORP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-31565	06-1377322
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

102 Duffy Avenue, Hicksville, New York	11801
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (516) 683-4100

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	NYCB	New York Stock Exchange
Bifurcated Option Note Unit Securities SM	NYCB PU	New York Stock Exchange
Fixed-to-Floating Rate Series A Noncumulative Perpetual Preferred Stock, $0.01 par value	NYCB PA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement

Investment Agreements

On March 7, 2024, New York Community Bancorp, Inc. (“NYCB” or the “Company”) entered into separate investment agreements with (a) affiliates of funds managed by Liberty 77 Capital L.P. (“Liberty”), (b) affiliates of funds managed by Hudson Bay Capital Management, LP (“Hudson Bay”), (c) affiliates of funds managed by Reverence Capital Partners L.P. (“Reverence”) and (d) certain other investors (the “Other Investors” and, collectively with Liberty, Reverence and Hudson Bay, the “Investors”, and the investment agreements entered into with each of the Investors on March 7, 2024, collectively, the “Original Investment Agreements”). On March 11, 2024, NYCB entered into separate amendments to the Original Investment Agreements with Liberty (such agreement, as amended, the “Liberty Investment Agreement”), Hudson Bay (such agreements, as amended, the “Hudson Bay Investment Agreements”) and Reverence (such agreement, as amended, the “Reverence Investment Agreement” and, collectively with the Liberty Investment Agreement, the Hudson Bay Investment Agreements and the Original Investment Agreements of the Other Investors, the “Investment Agreements”).

Pursuant to the Investment Agreements, on the terms and subject to the conditions set forth therein, at the closing of the transactions contemplated by the Investment Agreements on March 11, 2024 (the “Closing”), the Investors invested an aggregate of approximately $1.05 billion in the Company in exchange for the sale and issuance of: (a) 76,630,965 shares of common stock, par value $0.01 per share, of NYCB (the “Common Stock”) at a purchase price per share of $2.00; (b) 192,062 shares of a new series of preferred stock, par value $0.01 per share, of NYCB designated as Series B Noncumulative Convertible Preferred Stock (the “Series B Preferred Stock”), at a price per share of $2,000 and each share of which is automatically convertible into 1,000 shares of Common Stock (or, in certain limited circumstances, one share of Series C Preferred Stock (as defined below)) in the event of a transfer by the holder thereof consistent with the rules and limitations of Regulation Y of the Bank Holding Company Act of 1956, as amended (the “BHCA”), subject to certain limitations (a “Reg Y Transfer”), and all of which shares of Series B Preferred Stock represent the right (on an as converted basis) to receive approximately 192 million shares of our Common Stock; (c) 256,307 shares of a new series of preferred stock, par value $0.01 per share, of NYCB designated as Series C Noncumulative Convertible Preferred Stock (the “Series C Preferred Stock”, together with the Series B Preferred Stock, the “Preferred Stock”), at a price per share of $2,000 and each share of which is (i) convertible prior to the receipt of the Requisite Stockholder Approvals (as defined below) at the option of certain holders into 1,000 shares Common Stock up to a limit of 22% of total shares of Series C Preferred Stock held at the Closing and (ii) automatically convertible into 1,000 shares of Common Stock upon the occurrence of certain events (as described below under “Certificates of Designations – Series C Preferred Stock”), and all of which shares of Series C Preferred Stock represent the right (on an as converted basis) to receive approximately 256 million shares of Common Stock; and (d) net-settled warrants (the “Issued Warrants”), which are not exercisable for 180 days after the Closing, affording the holder thereof the right, until the seven-year anniversary of the issuance of such Issued Warrant, to purchase for $2,500 per share, shares of a new class of non-voting, common-equivalent preferred stock of the Company (the “Series D NVCE Stock”), each share of which is convertible into 1,000 shares of Common Stock (or, in certain limited circumstances, one share of Series C Preferred Stock) in a Reg Y Transfer, and all of which shares of Series D NVCE Stock, upon issuance, will represent the right (on an as converted basis) to receive 315 million shares of Common Stock (clauses (a) through (d), collectively referred to herein as the “Investment”).

Requisite Stockholder Approvals

In connection with the Investment, the Company plans to submit to its stockholders for their (a) adoption and approval amendments to its Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) to: (i) effect at least a 1-3 reverse stock split of Common Stock (the “COI Reverse Stock Split Amendment”), for among other reasons, to make the bid price more attractive to a broader group of institutional and retail investors; (ii) increase the number of authorized shares of Common Stock to at least 1,700,000,000 (or, in the event of the approval of the Certificate of Incorporation Reverse Stock Split Amendment, at least 566,670,000) (the “COI Authorized Share Amendment”); and (iii) exempt certain of the Investors and their respective affiliates from the application of a provision of the Certificate of Incorporation that prohibits any person who beneficially owns, directly or indirectly, more than 10% of the then-outstanding shares of Common Stock from voting any such shares of Common Stock in excess of such 10% threshold (the “COI Exemption Amendment” and, collectively with the COI Reverse Stock Split Amendment and the COI Authorized Share Amendment, the “COI Amendments”); and (b) approval of the issuance of shares of Common Stock that is 20% or more of the total voting power of the Company’s securities (the “Share Issuance”) in accordance with the rules of the New York Stock Exchange (the “NYSE”).

The requisite vote of our stockholders necessary to duly and validly (a) adopt and approve the COI Reverse Stock Split Amendment and the COI Authorized Share Amendment requires the affirmative vote of a majority of votes cast by the holders of shares of Common Stock, at a duly held meeting of the Company’s stockholders, (b) adopt and approve the COI Exemption Amendment requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote on the COI Exemption Amendment and (c) approve the Share Issuance requires the affirmative vote of a majority of votes cast by holders of shares of the Common Stock at a duly convened meeting of stockholders of the Company at which a quorum is present (collectively, other than the COI Reverse Stock Split Amendment, the “Requisite Stockholder Vote”; the approval of the Company’s stockholders of the COI Authorized Share Amendment and the Share Issuance, the “Requisite Stockholder Approvals”).

Indemnification

Pursuant to the Investment Agreements, NYCB and each Investor agrees to indemnify the other and their respective affiliates from and against all losses (subject to certain exceptions) directly resulting from (a) any inaccuracy in or breach of any representation or warranty of such party set forth in the applicable Investment Agreement or (b) such party’s breach of any of its agreements or covenants in the applicable Investment Agreement, in each case, subject certain limitations.

Additional Investor Rights and Covenants

Liberty, Hudson Bay and Reverence have each agreed in their Investment Agreements not to convert certain shares of Series B Preferred Stock or Series C Preferred Stock prior to receipt of the Requisite Stockholder Vote. If the Company is not able to obtain the Requisite Stockholder Vote on or before September 9, 2024, the Company will be required to issue to the Investors cash-settled warrants (the “Incentive Warrants” and, together with the Issued Warrants, the “Warrants”), which would become exercisable 60 days after their issuance if the Requisite Stockholder Votes still have not been obtained at such time. If, however, the Requisite Stockholder Votes are received prior to the expiration of such 60-day period after issuance, the Incentive Warrants will be cancelled. The Incentive Warrants provide the holder thereof the right, until the ten-year anniversary of the issuance of such warrant, to receive from the Company cash in an amount equal to: (i) from issuance thereof until (and including) November 7, 2024, 160% of such holder’s investment in the Company in the Investment; (ii) on (and including) November 8, 2024 until (and including) January 6, 2025, 180% of such holder’s investment in the Company in the Investment; (iii) on (and including) January 7, 2025 until (and including) March 8, 2025, 200% of such holder’s investment in the Company in the Investment; and (iv) from and after March 9, 2025, 220% of such holder’s investment in the Company in the Investment, in each case, net of the exercise price (which would be the amount of such holder’s investment in the Company in the Investment). The maximum coverage of the Incentive Warrants shall not exceed 220%.

In addition, pursuant to the Liberty Investment Agreement, the Reverence Investment Agreement, and Hudson Bay Investment Agreements, after receipt of antitrust clearance under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), each of Liberty, Reverence and Hudson Bay have the right at its option to exchange a certain amount of its shares of Series B Preferred Stock into Series C Preferred Stock in a manner that complies with applicable banking laws and regulations, including the rules and limitations of Regulation Y of the BHCA, or with the terms of any non-objection received by the Federal Reserve Board under the Change in Bank Control Act of 1978, as amended.

At the Closing, Liberty became entitled to nominate two representatives to be elected to the Board of Directors of NYCB (the “NYCB Board”), subject to (a) the receipt of certain regulatory approvals, consents or non-objections and the completion of any applicable waiting periods and (b) satisfaction of certain eligibility requirements (collectively, “Eligibility Requirements”), so long as Liberty and its affiliates beneficially own at least the lesser of (i) 2.5% of the outstanding shares of Common Stock (on an as-converted basis) or (ii) 25% of the shares of Common Stock (on an as-converted basis) that Liberty beneficially owns immediately following the Closing.

Pursuant to the Reverence Investment Agreement, at the Closing, Reverence became entitled to nominate one representative to be elected to the NYCB Board, subject to Eligibility Requirements, so long as Reverence and its affiliates beneficially own at least (i) 2.5% of the outstanding shares of Common Stock (on an as-converted basis) or (ii) 25% of the shares of Common Stock (on an as-converted basis) that Reverence acquired in the Investment.

Certain Other Terms and Conditions of the Investment Agreements

The Investment Agreements contain customary representations, warranties and agreements of each party. The Closing was conditioned on, among other things, (a) the receipt of funding by NYCB (in the aggregate) of at least $600 million pursuant to the Investment Agreements, (b) there being no further action required to authorize for listing on the NYSE the shares of Common Stock (i) issued under each Investment Agreement and (ii) to be issued upon the conversion of the Series C Preferred Stock issued in the Investment and (c) other customary closing conditions. On March 11, 2024, the conditions to closing in the Investment Agreements were satisfied and the Investment was completed.

Certificates of Designations

On March 11, 2024, in connection with the Closing, NYCB filed (a) a Certificate of Designations with the Secretary of State of the State of Delaware (the “DE Secretary”) to create, out of NYCB’s authorized but unissued preferred stock, the Series B Preferred Stock, (b) a Certificate of Designations with the DE Secretary to create, out of NYCB’s authorized but unissued preferred stock, the Series C Preferred Stock, and (c) a Certificate of Designations with the DE Secretary to create, out of NYCB’s authorized but unissued preferred stock, the Series D NVCE Stock (collectively, the “Certificates of Designations”).

Series B Preferred Stock

Each share of Series B Preferred Stock will automatically convert into 1,000 shares of Common Stock in a Reg Y Transfer, unless such conversion would require the expiration of any applicable waiting period under the HSR Act or receipt of the Requisite Stockholder Approvals, in which case, such shares of Series B Preferred Stock would convert into shares of Series C Preferred Stock. The conversion rate applicable to the Series B Preferred Stock is subject to certain customary anti-dilution adjustments.

Holders of Series B Preferred Stock generally do not have voting rights, except with respect to certain protective matters such as amendments to the Company Certificate of Incorporation or the Certificate of Designations with respect to the Series B Preferred Stock that significantly and adversely affect the preferences, rights, privileges or powers of the Series B Preferred Stock.

For the period of time between the Closing and the receipt of the Requisite Stockholder Approvals, the Certificate of Designations with respect to the Series B Preferred Stock provides for quarterly non-cumulative cash dividends at an annual rate of 13%, as and if declared by the Board. The NYCB Board cannot declare or pay any cash dividend or make cash distributions in respect of any parity Company preferred stock or the Common Stock unless the NYCB Board declares and pays to the holders of Series B Preferred Stock a dividend at the same time.

The Certificate of Designations with respect to the Series B Preferred Stock also provides for a per share liquidation preference equal to the Base Price of $2,000 per share. With respect to such liquidation preference, the Series B Preferred Stock ranks pari passu with the Company’s Series A Preferred Stock and Series C Preferred Stock, and ranks senior to the Common Stock and Series D NVCE Stock. Following the satisfaction of the liquidation preference, the Series B Preferred Stock participates with the Common Stock on an as-converted basis in a liquidation, dissolution or winding up of the Company. Upon the occurrence of a Reorganization Event (as defined in the Certificate of Designations with respect to the Series B Preferred Stock), the Series B Preferred Stock is entitled to a liquidation preference equal to two times the liquidation preference discussed above. Under these circumstances, the Series B Preferred Stock ranks pari passu with the Company’s Series A Preferred Stock and Series C Preferred Stock, but senior to the Common Stock and Series D NVCE Stock.

From and after receipt of the Requisite Stockholder Approvals, the foregoing dividend rights and liquidation preferences cease to apply and the holders of Series B Preferred Stock are thereafter entitled to receive dividends at the same time and on the same terms as the holders of Common Stock in an amount equal to the product of the conversion rate then in effect and the per share dividend amount being paid in respect of each share of Common Stock, and shall rank as equal to the Common Stock in any liquidation of the Company.

Series C Preferred Stock

Each share of Series C Preferred Stock will automatically convert into 1,000 shares of Common Stock in a Reg Y Transfer, unless such conversion would require the expiration of any applicable waiting period under the HSR Act or the Requisite Stockholder Approvals, in which case only the maximum number of shares of Series C Preferred Stock that can convert into Common Stock without receipt of the applicable Requisite Stockholder Approval or expiration of any applicable waiting period under the HSR Act will convert into shares of Common Stock.

In addition, upon the expiration or termination of any applicable waiting period (or extension thereof) under the HSR Act applicable to the conversion of shares of Series C Preferred Stock into Common Stock, the maximum number of shares of Series C Preferred Stock that can convert into shares of Common Stock without requiring NYCB stockholder approval will automatically convert into 1,000 shares of Common Stock for each converting share of Series C Preferred Stock. Until receipt of the Requisite Stockholder Approvals, such holders have the right to convert their shares of Series C Preferred Stock into Common Stock, subject to a limit of 22% of the total shares of Series C Preferred Stock held by such holder at the Closing.

Upon receipt of the Requisite Stockholder Approvals, the remaining shares Series C Preferred Stock will automatically convert into 1,000 shares of Common Stock for each converting share of Series C Preferred Stock. The Certificate of Designations with respect to the Series C Preferred Stock also provides for other automatic conversion scenarios under circumstances where the Requisite Stockholder Approvals are not obtained at the same time or one or both of the Requisite Stockholder Approvals are obtained before the expiration of the applicable waiting period under the HSR Act. The conversion rate applicable to the Series C Preferred Stock is subject to certain customary anti-dilution adjustments.

Holders of Series C Preferred Stock generally do not have voting rights, except with respect to certain protective matters such as amendments to the Company Certificate of Incorporation or the Certificate of Designations with respect to the Series C Preferred Stock that significantly and adversely affect the preferences, rights, privileges or powers of the Series C Preferred Stock.

The Certificate of Designations with respect to the Series C Preferred Stock provides for quarterly non-cumulative cash dividends at an annual rate of 13%, as and if declared by the NYCB Board. The NYCB Board cannot declare or pay any cash dividend or make cash distributions in respect of any parity Company preferred stock or the Common Stock unless the NYCB Board declares and pays to the holders of Series C Preferred Stock a dividend at the same time.

The Certificate of Designations with respect to the Series C Preferred Stock also provides for a per share liquidation preference equal to the Base Price of $2,000 per share. With respect to such liquidation preference, the Series C Preferred Stock ranks pari passu with the Company’s Series A Preferred Stock and Series B Preferred Stock, and ranks senior to the Common Stock and Series D NVCE Stock. Following the satisfaction of the liquidation preference, the Series C Preferred Stock participates with the Common Stock on an as-converted basis in a liquidation, dissolution or winding up of the Company. Upon the occurrence of a Reorganization Event (as defined in the Certificate of Designations with respect to the Series C Preferred Stock), the Series C Preferred Stock is entitled to a liquidation preference equal to two times the liquidation preference discussed above. Under these circumstances, the Series C Preferred Stock ranks pari passu with the Series A Preferred Stock and Series B Preferred Stock, but senior to the Company’s Common Stock and Series D NVCE Stock.

Series D NVCE Stock

The Company has not issued any shares of Series D NVCE Stock. The Series D NVCE Stock is issuable only upon exercise of the Issued Warrants, as described below.

Each share of Series D NVCE Stock will automatically convert into 1,000 shares of Common Stock in a Reg Y Transfer, unless such conversion would require the expiration of any applicable waiting period under the HSR Act or the receipt of the Requisite Stockholder Approvals, in which case, only the maximum number of shares of Series D NVCE Stock that can convert into Common Stock without receipt of the Requisite Stockholder Approvals or expiration of any applicable waiting period under the HSR Act will convert into shares of Common Stock. The conversion rate applicable to the Series D NVCE Stock is subject to certain customary anti-dilution adjustments.

Holders of Series D NVCE Stock generally do not have voting rights, except with respect to certain protective matters such as amendments to the Certificate of Incorporation or the Certificate of Designations with respect to the Series D NVCE Stock that significantly and adversely affect the preferences, rights, privileges or powers of the Series D NVCE Stock.

Holders of Series D NVCE Stock are entitled to receive dividends at the same time and on the same terms as the holders of Common Stock in an amount equal to the product of the conversion rate then in effect and the per share dividend amount being paid in respect of each share of Common Stock. The NYCB Board cannot declare or pay any cash dividend or make cash distributions in respect of the Common Stock unless the NYCB Board declares and pays to the holders of Series D NVCE Stock at the same time and on the same terms as the holders of Common Stock, the dividend to which the shares of Series D NVCE Stock are entitled.

In the event of any liquidation, dissolution or winding up of the affairs of the Company, holders of the Series D NVCE Stock are entitled to receive, in preference to the holders of the Common Stock, an amount per share equal to $0.0001.

Neither NYCB nor any holders will have redemption rights with respect to either series of Preferred Stock or the Series D NVCE Stock.

In addition, notwithstanding anything to the contrary set forth in their respective Investment Agreements, the Certificates of Designations or the Issued Warrants, certain Investors are restricted from converting, exchanging or exercising its Preferred Stock, Series D NVCE Stock and/or Issued Warrants to the extent such conversion, exchange or exercise would result in such Investor together with its affiliates beneficially owning in excess of 9.99% of the shares of Common Stock then outstanding.

Registration Rights Agreement

On March 11, 2024, NYCB entered into a Registration Rights Agreement with each Investor (the “Registration Rights Agreement”), pursuant to which NYCB will provide customary registration rights to the Investors and their affiliates and certain permitted transferees with respect to, among other things, (a) the shares of Common Stock purchased under the Investment Agreements, (b) shares of Common Stock issued upon the conversion of shares of the Preferred Stock and exercise of the Issued Warrants purchased under the Investment Agreements, (c) if the Requisite Stockholder Votes are not received on or before 120 days after the Closing, the shares of Preferred Stock and (d) the Warrants. Under the Registration Rights Agreement, the Investors are entitled to customary shelf registration rights (which will initially be on a Form S-1 and the Company will use commercially reasonable efforts to promptly convert the shelf registration statement on Form S-1 into a shelf registration statement on Form S-3, subject to certain limitations as set forth in the Registration Rights Agreement) and customary piggyback registration rights, in each case, subject to certain limitations as set forth in the Registration Rights Agreement. Liberty and Reverence will additionally be entitled to request a certain number of marketed and unmarketed underwritten shelf takedowns and shall have the right to select the managing underwriter to administer any underwritten shelf takedowns provided the selection is reasonably acceptable to the Company.

Issued Warrants

On March 11, 2024, pursuant to the Investment Agreements, NYCB issued the Issued Warrants to purchase (in the aggregate) approximately 315,000 shares of Series D NVCE Stock, each at an exercise price of $2,500 per share, subject to customary anti-dilution adjustments provided under the Issued Warrants. On and following September 10, 2024, and prior to 5:00 pm (New York City time) on March 11, 2031, the Issued Warrants may be exercised, on a net share settlement basis, by the holder thereof. Prior to September 10, 2024, the Investors (and certain affiliates of the Investors) are prohibited from (a) transferring, selling or disposing of any shares of Common Stock or Preferred Stock or the Issued Warrant issued pursuant to an applicable Investment Agreement (subject to certain exceptions, such as certain transfers to affiliates), or (b) effecting or entering any short sale or similar hedge of any shares of Common Stock or Preferred Stock or the Issued Warrant (subject to certain exceptions). Failure to comply with the foregoing restrictions will result in the applicable holder of the Issued Warrant automatically forfeiting such warrant.

Exhibits

The foregoing descriptions of the Liberty Investment Agreement, Hudson Bay Investment Agreements, Reverence Investment Agreement, Certificates of Designations of the Series B Preferred Stock, Series C Preferred Stock, Series D NVCE Stock, Registration Rights Agreement, Issued Warrant and Incentive Warrant, (collectively, the “Transaction Agreements”) and the transactions contemplated thereby are not complete and are subject to and qualified in their entirety by reference to the full text of such agreements, copies of which are attached to this Current Report on Form 8-K as Exhibit 3.1, Exhibit 3.2, Exhibit 3.3, Exhibit 3.4, Exhibit 4.1, Exhibit 10.1, Exhibit 10.2, Exhibit 10.3 and Exhibit 10.4, respectively, and are incorporated herein by reference. The Investment Agreements entered into with the other Investors are substantially similar in all material respects to the Investment Agreements attached to this Current Report on Form 8-K (however, such Investment Agreements of the other Investors omit the corporate governance provisions contained in the Investment Agreements attached hereto).

Item 3.02.	Unregistered Sales of Equity Securities

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. The issuances pursuant to the Investment Agreements of shares of Common Stock, Preferred Stock, and Warrants are exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), by virtue of the exemption provided by Section 4(a)(2) of the Securities Act.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

Resignation of Directors

In connection with the completion of the Investment, Thomas Cangemi, James Carpenter, Leslie Dunn, Lawrence Rosano Jr, Ronald Rosenfeld and Robert Wann (the “Resigning Directors”) resigned as members of the NYCB Board, effective as of March 11, 2024. The resignations of the Resigning Directors were not the result, in whole or in part, of any disagreement with NYCB or NYCB’s management relating to NYCB’s operations, policies or practices.

In connection with the Investment, on March 7, 2024, David Treadwell gave notice to NYCB of his intention to resign as a member of the NYCB Board, effective upon the qualification of his successor. Mr. Treadwell continues to serve as a member of the NYCB Board and will do so until a successor is qualified as a member of the NYCB Board. The resignation of Mr. Treadwell was not the result, in whole or in part, of any disagreement with NYCB or NYCB’s management relating to NYCB’s operations, policies or practices.

In connection with the Investment, on March 7, 2024, Lawrence Savarese gave notice to NYCB of his intention to resign as a member of the NYCB Board, effective immediately following the filing of NYCB’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (the “2023 Form 10-K”). Mr. Savarese continues to serve as a member of the NYCB Board and will do so until the 2023 Form 10-K is filed. The resignation of Mr. Savarese was not the result, in whole or in part, of any disagreement with NYCB or NYCB’s management relating to NYCB’s operations, policies or practices.

Continued Service of Directors

The six directors of NYCB as of immediately prior to the completion of the Investment that continue to serve on the Board are as follows: Alessandro P. DiNello, Marshall J. Lux, Larry J. Savarese, Peter Schoels, David L. Treadwell and Jennifer R. Whip. As noted above, Messrs. Savarese and Treadwell provided notice of an intent to resign subject to certain events.

Newly Appointed Directors

In connection with the completion of the Investment, Former Treasury Secretary Steven Mnuchin, Joseph Otting, Milton Berlinski, and Allen Puwalski (the “New Directors”) were appointed to the NYCB Board, effective March 11, 2024. The New Directors were appointed to the NYCB Board to fill the vacancies resulting from the resignations of the Resigning Directors, and the size of NYCB Board was set at ten directors. The NYCB Board continues to be divided into three classes, with Mr. Mnuchin and Mr. Otting appointed to the term of the NYCB Board that expires at the 2026 annual meeting of stockholders, Mr. Allen Puwalski appointed to the term of the NYCB Board that expires at the 2025 annual meeting of stockholders and Mr. Berlinski appointed to the term of the NYCB Board that expires at the 2024 annual meeting of stockholders.

Mr. DiNello will remain the Executive Chairman of the NYCB Board until April 1, 2024. Mr. Mnuchin was appointed to the newly created position of Lead Independent Director of the NYCB Board.

Board Committee Assignments

In connection with the completion of the Investment, the membership of committees of the NYCB Board have been reconstituted as follows:

•	Audit Committee: Mr. Savarese (Chair), Mr. Lux, Mr. Puwalski, Ms. Whip

•	Compensation Committee: Mr. Berlinski (Chair), Mr. Mnuchin, Mr. Puwalski, Mr. Schoels

•	Executive Committee: Mr. DiNello (Chair), Mr. Mnuchin, Mr. Otting

•	Nominating and Corporate Governance Committee: Mr. Mnuchin (Chair), Mr. Berlinski, Mr. Schoels, Ms. Whip

•	Risk Assessment Committee: Mr. Puwalski (Chair), Mr. Lux, Mr. Treadwell, Ms. Whip

•	Technology Committee: Mr. Lux (Chair), Mr. DiNello, Mr. Otting, Ms. Whip

Appointment of Joseph Otting as President and Chief Executive Officer

Pursuant to the terms of the Employment Agreement Term Sheet between the Company and Joseph Otting, filed as Exhibit 10.1 to the Form 8-K filed on March 8, 2024 with the SEC (the “Otting Term Sheet”), Joseph Otting will assume the role of President and Chief Executive Officer of the Company as of April 1, 2024. The disclosure under Item 5.02 thereto, as well as the Otting Term Sheet, is incorporated by reference hereto.

Joseph M. Otting, age 66, is an American businessman and government official. He served as the 31st Comptroller of the Currency from November 2017 to 2020, and has since served as Lead Director and Chairman of the Audit Committee for Black Knight, Inc. from June 2020 until September 2023, as Chairman of the Board of Directors of Andalusian Credit Company, LLC since August 2023, on the Board of Directors and as Chair of the Audit and Risk Committee for Blockchain.com since November 2022, and on the Board of Directors to Talino Ventures since August 2022. In the nonprofit space, he has served on the Governing Board of Operation Hope since September 2020 and a director on OASIS Center International’s board since October 2023.

Prior to becoming Comptroller of the Currency, Mr. Otting was an executive in the banking industry. He served as President of CIT Bank and Co-President of CIT Group from August 2015 to December 2015. Mr. Otting previously was President, Chief Executive Officer, and a member of the Board of Directors of OneWest Bank, N.A. Prior to joining OneWest Bank, he served as Vice Chairman of U.S. Bancorp, where he managed the Commercial Banking Group and served on the Bancorp’s executive management committee. He also served as a member of U.S. Bank’s main subsidiary banks’ Board of Directors. From 1994 to 2001, Mr. Otting was with Union Bank of California, where he was Executive Vice President and Group Head of Commercial Banking. Before joining Union Bank, he was with Bank of America and held positions in branch management, preferred banking, and commercial lending. Mr. Otting has played significant roles in charitable and community development organizations. He has served as a board member for the California Chamber of Commerce, the Killebrew-Thompson Memorial foundation, the Associated Oregon Industries, the Oregon Business Council, the Portland Business Alliance, the Minnesota Chamber of Commerce, and Blue Cross Blue Shield of Oregon. He was also a member of the Financial Services Roundtable, the Los Angeles Chamber of Commerce, and the Board and Executive Committee of the Los Angeles Economic Development Corporation.

Mr. Otting holds a bachelor of arts in management from the University of Northern Iowa and is a graduate of the School of Credit and Financial Management, which was held at Dartmouth College in Hanover, New Hampshire.

Non-Participation of Directors and Officers in the Investment

No directors or officers of NYCB prior to the Closing gave consideration for, received shares pursuant to, or participated in any compensatory manner in the Investment.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

In connection with the Investment and the director resignations and appointments described in Item 5.02 above, on March 10, 2024, the bylaws of the Company were amended (the “Bylaws Amendment”) to reflect certain governance matters, including (i) the removal of Article IX of the bylaws of the Company (including removal of the position of the Presiding Director), (ii) the establishment of the position of the Lead Independent Director and (iii) that the position of the Executive Chairman of the Board shall cease to exist on April 1, 2024 and its replacement with the position of the Chairman of the Board, which Bylaws Amendment was implemented through an amendment and restatement of the Company’s bylaws (the “Amended and Restated Bylaws”).

The foregoing summary of the Bylaws Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws, a copy of which (marked to show changes from the prior version) is filed as Exhibit 3.1 to this Current Report and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure

On March 11, 2024, the Company issued a press release announcing the completion of the Investment. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

3.1	Amended and Restated Bylaws

3.2	Certificate of Designations for Series B Noncumulative Convertible Preferred Stock

3.3	Certificate of Designations for Series C Noncumulative Convertible Preferred Stock

3.4	Certificate of Designations for Series D NVCE Stock

4.1	Form of Issued Warrant

10.1	Liberty Investment Agreement, dated March 7, 2024 (and as amended on March 11, 2024), by and between NYCB and Liberty*

10.2	Form of Hudson Bay Investment Agreements, dated March 7, 2024 (and as amended on March 11, 2024), by and between NYCB and Hudson Bay*

10.3	Reverence Investment Agreement, dated March 7, 2024 (and as amended on March 11, 2024), by and between NYCB and Reverence.*

10.4	Registration Rights Agreement, dated March 11, 2024, by and between NYCB and the Investors.*

99.1	Press Release of NYCB, dated March 11, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

Pursuant to Item 601(a)(5) of Regulation S-K, certain schedules and similar attachments have been omitted. The registrant hereby agrees to furnish a copy of any omitted schedule or similar attachment to the SEC upon request.

Cautionary Note Regarding Forward-Looking Statements

The foregoing disclosures may include forward-looking statements within the meaning of the federal securities laws by the Company pertaining to such matters as our goals, intentions, and expectations regarding the convertibility of the shares of preferred stock and exercisability of the warrants issued in connection with the Investment; the Company’s seeking (and the Company’s ability to obtain) approval of its stockholders of any necessary amendments of the Company’s organizational documents or approvals of the issuance of shares of common stock or preferred stock in connection with the Investment; receipt of any required regulatory approvals or non-objections in connection with the Investment; revenues, earnings, loan production, asset quality, capital levels, and acquisitions, among other matters; our estimates of future costs and benefits of the actions we may take; our assessments of probable losses on loans; our assessments of interest rate and other market risks; and our ability to achieve our financial and other strategic goals, including those related to our merger with Flagstar Bancorp, Inc., which was completed on December 1, 2022, the purchase and assumption of certain assets and liabilities of Signature Bridge Bank beginning March 20, 2023 (the “Signature Transaction”), and our transition to a $100 billion plus bank.

Forward-looking statements are typically identified by such words as “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “should,” and other similar words and expressions, and are subject to numerous assumptions, risks, and uncertainties, which change over time. Additionally, forward-looking statements speak only as of the date they are made; the Company does not assume any duty, and does not undertake, to update our forward-looking statements. Furthermore, because forward-looking statements are subject to assumptions and uncertainties, actual results or future events could differ, possibly materially, from those anticipated in our statements, and our future performance could differ materially from our historical results.

Our forward-looking statements are subject to the following principal risks and uncertainties: general economic conditions and trends, either nationally or locally; conditions in the securities markets; changes in interest rates; changes in deposit flows, and in the demand for deposit, loan, and investment products and other financial services; changes in real estate values; changes in the quality or composition of our loan or investment portfolios; changes in future allowance for credit losses requirements under relevant accounting and regulatory requirements; the ability to pay future dividends at currently expected rates; changes in our capital management and balance sheet strategies and our ability to successfully implement such strategies; changes in competitive pressures among financial institutions or from non-financial institutions; changes in legislation, regulations, and policies; the success of our blockchain and fintech activities, investments and strategic partnerships; the restructuring of our mortgage business; the impact of failures or disruptions in or breaches of the Company’s operational or security systems, data or infrastructure, or those of third parties, including as a result of cyberattacks or campaigns; the impact of natural disasters, extreme weather events, military conflict (including the Russia/Ukraine conflict, the conflict in Israel and surrounding areas, the possible expansion of such conflicts and potential geopolitical consequences), terrorism or other geopolitical events; and a variety of other matters which, by their nature, are subject to significant uncertainties and/or are beyond our control. Our forward-looking statements are also subject to the following principal risks and uncertainties with respect to our merger with Flagstar Bancorp, which was completed on December 1, 2022, and the Signature Transaction; the possibility that the anticipated benefits of the transactions will not be realized when expected or at all; the possibility of increased legal and compliance costs, including with respect to any litigation or regulatory actions related to the business practices of acquired companies or the combined business; diversion of management’s attention from ongoing business operations and opportunities; the possibility that the Company may be unable to achieve expected synergies and operating efficiencies in or as a result of the transactions within the expected timeframes or at all; and revenues following the transactions may be lower than expected. Additionally, there can be no assurance that the Community Benefits Agreement entered into with NCRC, which was contingent upon the closing of the Company’s merger with Flagstar Bancorp, Inc., will achieve the results or outcome originally expected or anticipated by us as a result of changes to our business strategy, performance of the U.S. economy, or changes to the laws and regulations affecting us, our customers, communities we serve, and the U.S. economy (including, but not limited to, tax laws and regulations).

More information regarding some of these factors is provided in the Risk Factors section of our Annual Report on Form 10-K for the year ended December 31, 2022, Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023, June 30, 2023, and September 30, 2023 and in other SEC reports we file. Our forward-looking statements may also be subject to other risks and uncertainties, including those we may discuss in this Amendment, during investor presentations, or in our other SEC filings, which are accessible on our website and at the SEC’s website, www.sec.gov.

Important Information and Where You Can Find It

This Current Report on Form 8-K may be deemed to be solicitation material in respect of a charter amendment and other approvals by the stockholders of the Company. In connection with the Requisite Stockholder Approvals, NYCB will file with the SEC a preliminary proxy statement and a definitive proxy statement, which will be sent to the stockholders of NYCB, seeking certain approvals related to the issuances of shares of common stock issued under each Investment Agreement and to be issued upon the conversion of shares of the preferred stock issued under the Investment Agreements.

INVESTORS AND SECURITY HOLDERS OF NYCB AND THEIR RESPECTIVE AFFILIATES ARE URGED TO READ, WHEN AVAILABLE, THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC IN CONNECTION WITH THE TRANSACTION, AS WELL AS ANY

AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT NYCB AND THE TRANSACTION. Investors and security holders will be able to obtain a free copy of the proxy statement, as well as other relevant documents filed with the SEC containing information about NYCB, without charge, at the SEC’s website (http://www.sec.gov). Copies of documents filed with the SEC by NYCB can also be obtained, without charge, by directing a request to Investor Relations, New York Community Bancorp, Inc., 102 Duffy Avenue, Hicksville, New York 11801 or by telephone (516-683-4420).

Participants in the Solicitation of Proxies in Connection with Proposed Transaction

NYCB and certain of their respective directors, executive officers and employees may be deemed to be participants in the solicitation of proxies in respect of the Requisite Stockholder Approvals under the rules of the SEC. Information regarding NYCB’s directors and executive officers is available in its definitive proxy statement for its 2023 annual stockholders meeting, which was filed with the SEC on April 21, 2023, and certain of its Current Reports on Form 8-K. Other information regarding the participants in the solicitation of proxies in respect of such stockholder approvals and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC. Free copies of these documents, when available, may be obtained as described in the preceding paragraph.

Not an Offer of Securities

The information in this Current Report on Form 8-K is for informational purposes only and shall not constitute, or form a part of, an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities. The securities that are the subject of the private placement have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the U.S. absent registration or an applicable exemption from registration requirements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW YORK COMMUNITY BANCORP, INC.

Date: March 14 2024

/s/ Salvatore J. DiMartino
Salvatore J. DiMartino
Executive Vice President and Director of Investor Relations